EXHIBIT 10.1

FIRST AMENDMENT
TO
LOAN AGREEMENT

This First Amendment to Loan Agreement is entered into as of August 23, 2011 (the “Amendment”), by and between AGILITY CAPITAL II, LLC (“Agility”) and ACCELERIZE NEW MEDIA, INC. (“Borrower”).

RECITALS

Borrower and Agility are parties to that certain Loan Agreement dated as of January 3, 2011 (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.            Section 1.(a) of the Agreement is amended in its entirety to read as follows:

(iii)           Additional Advance of $100,000 upon execution of this Amendment and issuance of replacement warrant.

2.            Section 1.(b) of the Agreement is amended in its entirety to read as follows:

(b)           Interest; Payments.  Borrower shall pay interest on the outstanding principal balance of the Advances at a fixed rate per annum equal to Twelve Percent (12.0%).  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, shall accrue from the date of the Advance and continue until the Advances have been repaid, and shall be payable in arrears on the first day of each month until the Advances have been repaid.  Beginning January 1, 2012, and on the first day of each month thereafter, Borrower shall pay to Agility, all accrued but unpaid interest and $30,000 on account of principal.  On the Maturity Date, all amounts outstanding under this Agreement shall be due and payable.  Any partial month shall be prorated on the basis of a 30-day month based on the actual number of days outstanding.   All payments made to Agility shall be made via a bank electronic funds transfer (EFT) or automated clearing house (ACH) transfer.

3.            Section 1.(e) of the Agreement is amended to read as follows:

(e)           Maturity Date.  All amounts outstanding hereunder are due and payable on December 31, 2012 (the “Maturity Date”).  Borrower may prepay all or any part of the Advance without penalty or premium, but may not reborrow any amount repaid.

4.            Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agility under the Agreement, as in effect prior to the date hereof.

5.            Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, no Event of Default has occurred and is continuing.

6.            This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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7.            As a condition to the effectiveness of this Amendment, Agility shall have received, in form and substance satisfactory to Agility, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           a fee of $7,500;

(c)           an officer’s certificate and resolutions;

(d)           a new, replacement Warrant to Purchase Stock in the form attached; and

(e)           such other documents, and completion of such other matters, as Agility may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:	ACCELERIZE NEW MEDIA, INC.

	By:	/s/ Brian Ross

	Title:	CEO

AGILITY:	AGILITY CAPITAL II, LLC

	By:	/s/ Jeffrey Carmody

	Title :	Managing Director

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CORPORATE BORROWING CERTIFICATE

Borrower:  ACCELERIZE NEW MEDIA, INC.
Agility:  Agility Capital II, LLC

I hereby certify as follows, as of August 23, 2011:

1.  I am the Secretary, Assistant Secretary or other officer of the Borrower.   My title is as set forth below.

2.  Borrower’s legal name is set forth above.  Borrower is a corporation existing under the laws of the state of its incorporation.

3. The Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated previously delivered to Agility remains in full force and effect.  Except for such attached amendments, such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.  The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Brian Ross	CEO	/s/ Brian Ross	X
Damon Stein	General Counsel/Secretary	/s/ Damon Stein	X
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Agility Capital II, LLC (“Agility”).
Execute Loan Documents.  Execute the First Amendment to Loan Agreement and any other documents Agility request.
Grant Security.  Grant Agility a security interest in any of Borrower’s assets.
Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

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5.  The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	CEO

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the General Counsel/Secretary of Borrower, hereby certify as to paragraphs 1 through 5 above, as
          [print title]
of the date set forth above.

By:	/s/ Damon Stein
Name:	Damon Stein

Title:  General Counsel/Secretary

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